Exhibit 10.20(b)

Certain identified information has been excluded from the exhibit because it is both (i) not material and
(ii) is the type of information that the registrant treats as private or confidential.

Triple asterisks denote omissions.

AMENDMENT NO. 1 TO PROFESSIONAL SERVICES AGREEMENT

Amendment No. 1 to Professional Services Agreement, dated May 1, 2023 (the “Amendment”), between Anteris Technologies Corporation, a Minnesota corporation, having its principal place of business at 860 Blue Gentian Road, Suite 340, Eagan, MN 55121 (“Anteris”), and Christopher Meduri, M.D., an individual and US citizen (“Consultant,” and together with Anteris, the “Parties,” and each, a “Party”).

WHEREAS, the Parties have entered into a Professional Services Agreement dated September 3, 2021 (the “Existing Agreement”); and

WHEREAS, the Parties hereto desire to amend the Existing Agreement to address recent leases executed by Anteris on behalf of Meduri and to clarify some other terms of the Existing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.              Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.              Amendments to the Existing Agreement. As of the Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:

(a)            Section 1 of the Existing Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Office Premises” means Nordenskiöldsgatan 86, 115 21 Stockholm, Sweden.

“Residential Premises” means [***].

(b)            Section 3.1(e) is amended by deleting “Admedus” and substituting in lieu thereof “Anteris.”

(c)            Section 3.2 is amended to add the following Section 3.2(k) after Section 3.2(j):

(k) comply with all requirements of the Residential Lease (defined in Section 6.8) and the Office Lease (defined in Section 6.9).

(d)            Section 5.1 is hereby deleted and replaced with the following:

This Agreement shall commence as of the Effective Date and shall continue thereafter until June 30, 2025 (the “Initial Term”), unless sooner terminated pursuant to this Section 5. Except with respect to any extension of the Residential Lease or the Office Lease under Section 6.8 or Section 6.9, the parties may renew this Agreement for additional one (1) year terms by providing written notice of its intent to renew at least ninety (90) days prior to the end of the then-current term (each a “Renewal Term” and together with the Initial Term, the “Term”).

(e)            Section 5.2 is deleted and replaced as follows:

Either party, in its sole discretion, may terminate this Agreement in whole or in part, at any time without cause, by providing at least six (6) months’ prior written notice to the other party (the “Notice Period”). For the avoidance of doubt, where Consultant provides notice of termination to Anteris, Consultant shall use best efforts to provide notice in a timely manner to avoid the need for any extension of the Residential Lease for the remainder of the Notice Period.

(f)            Section 5.4 is amended to add the following Sections 5.4(e)-(j) after Section 5.4(d):

(e)            Consultant shall cooperate with and assist Anteris in removing all property from the Office Premises and returning possession of the Office Premises to the lessor, and if any equipment is provided by Anteris for use on the Office Premises, or any Anteris Materials are used or stored on the Office Premises, Consultant shall promptly return such equipment and Anteris Materials to Anteris according to directions from Anteris;

(f)             Consultant shall use reasonable efforts to assist Anteris with arranging a sub-lease of the Office Premises for the remainder of Office Lease, if any;

(g)            Consultant shall immediately vacate the Office Premises, and remove all personal property from the Office Premises according to the terms and conditions of the Office Lease;

(h)            upon (1) expiration of this Agreement, or (2) the termination date or expiration date of the Residential Lease, Consultant shall have vacated the Residential Premises, and removed all personal property from the Residential Premises according to the terms and conditions of the Residential Lease;

(i)             if this Agreement is terminated by either party under Section 5.2 or 5.3, and Consultant wishes to continue to use the Residential Premises after the termination date, (1) Consultant shall use best efforts to promptly arrange a sub-lease of the Residential Premises for the remainder of the Residential Lease, and Consultant shall pay all rent payments, directly or through his designee, for the Residential Premises after the termination date or (2) if such sub-lease cannot be obtained, Anteris will terminate the Residential Lease with one month notice as provided by the Residential Lease and Consultant will work with lessor to establish a new lease for the Residential Premises with a new lessee; and

(j)             upon termination of the Residential Lease, and following the return of any Security Deposit to Anteris from the lessor, Anteris shall pay the balance of the Security Deposit to Consultant less any deductions made to the Security Deposit and any Lease Reimbursements not made by Consultant (or his designee).

(g)            Section 5.5 is deleted and replaced with

The rights and obligations of the parties set forth in this Section 5.5 and Sections 1, 3.2(k) 5.4, 6.10, 7, 8, 9, 10, 12, and 13, and any right or obligation of the parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement.

(h)            Section 6.1 is deleted in its entirety and replaced with:

In consideration of the provision of the Services by the Consultant and the rights granted to Anteris under this Agreement, Anteris shall pay Consultant a monthly fee consisting of (i) a retainer of [***] per calendar month and (ii) an additional [***] for any Day beyond five (5) Days that Consultant provides Services within the calendar month (“Fee”). For the purposes of this Section 6.1, “Day” shall mean more than 4.5 hours on a given calendar day. The Fee shall be paid in US Dollars to a US account of Consultant.

(i)             Section 6.6 is deleted in its entirety and replaced with:

Payment to Consultant of the Fee and any reimbursement of Consultant’s expenses under Section 6.4 shall constitute payment in full for the performance of the Services. Other than as provided in Sections 6.8 and 6.9, Anteris shall not be responsible for paying any other fees, costs, or expenses to Consultant or on behalf of Consultant.

(j)             Section 6 is amended by adding the following new Section 6.8 after Section 6.7:

6.8            Effective May 1, 2023, Anteris has entered into a lease for the Residential Premises for a term beginning May 1, 2023 and ending June 30, 2025 (“Residential Lease”). Consultant represents and warrants that (i) he has received a copy of the Residential Lease and will abide by all terms of the Residential Lease, and (ii) he is responsible for paying, and will pay, the rent payment under the Residential Lease in full each month of the Residential Lease and directly to the lessor. A deposit of [***] (“Security Deposit”) has been made to the lessor in connection with the Residential Lease. Upon return of such Security Deposit to Anteris by lessor, Anteris shall pay the Security Deposit to Consultant less any deductions made to the Security Deposit and any other payments owed to the lessor under the Residential Lease and not made by Consultant. If the parties extend this Agreement beyond the Initial Term, Anteris and Consultant will negotiate in good faith if Consultant wishes to extend the Residential Lease during any such Renewal Term. Nothing in this Agreement shall require Anteris to continue the Residential Lease beyond the Initial Term or to be the lessee for any additional or alternative residential premises for the benefit of Consultant during the Term. Consultant acknowledges and agrees that Anteris has no obligations regarding Consultant’s, or his family’s, visa, work, or immigration status in Sweden during the Term.

(k)            Section 6 is amended by adding the following new Section 6.9 after newly added Section 6.8:

6.9            Effective May 1, 2023, Anteris has entered into a lease for the Office Premises for a term beginning May 1, 2023 and ending June 30, 2025 (“Office Lease”). Consultant represents and warrants that he has received a copy of the Office Lease and will abide by all terms relative to his use of the Office Premises. Anteris shall pay the rent payment for the Office Lease in full each month with no reimbursement from Consultant, except as provided in Section 6.11. The Office Premises shall be used only for the Services for Anteris and not for any third party activities. Anteris may or may not extend the Office Lease for a further term in Anteris’s sole discretion, even if this Agreement is renewed for a further term.

Nothing in this Agreement shall require Anteris to continue the Office Lease beyond the Initial Term or to lease any additional or alternative office space for the benefit of Consultant during the Term.

(l)             Section 6 is amended by adding the following new Section 6.10 after newly added Section 6.9:

6.10         As between Anteris and Consultant, Consultant is solely responsible for (i) any damage to the Residential Premises; (ii) any damage to or loss of its furnishings, fittings, and equipment at the Residential Premises; (iii) any breach of the Residential Lease; (iv) any damage to the Office Premises (other than in accordance with instructions from Anteris); (v) any damage to or loss of its furnishings, fittings, and equipment at the Office Premises; and (vi) any breach of the Office Lease (including performance of the Services on the Office Premises). Consultant, without any reimbursement by Anteris, must obtain his own insurance (1) for the Residential Premises and (2) for any of his property retained at the Residential Premises or the Office Premises.

(m)            Section 6 is amended by adding the following new Section 6.11 after newly added Section 6.10:

6.11          Consultant paid an initial amount of [***] to the lessor, which was applied to (i) first two months of rent payments for the Residential Lease ([***]), (ii) the Security Deposit for the Residential Lease ([***]), and (iii) rent payments or security deposit for the Office Lease ([***]). Before December 31, 2023, Anteris shall reimburse Consultant for the payments made under Section 6.11(iii), to the extent confirmed to be applied to the Office Lease and not for any funds that were instead applied to rent for the Residential Lease. Except as provided under Section 6.8, Anteris has no obligation to reimburse Consultant for any funds applied to the Residential Lease.

(n)            Section 8.1(a) of the Existing Agreement is hereby amended by deleting the words “this Section 7” from the end of such Section and substituting in lieu thereof the words “this Section 8.”

(o)            Section 9.2 is amended by adding the following new Section 9.2(h) after Section 9.2(g):

(h)  Consultant has all of the necessary permits required to reside and work in Sweden during the Term, Consultant’s family has the necessary permits required to reside in the Residential Premises during the Term, and Consultant will fully comply, and at all times has fully complied, with the Residential Lease and the Office Lease, and all applicable Laws (including immigration laws) associated with the Residential Premises and the Office Premises and his and his family’s use and enjoyment thereof.

(p)            Section 10.1 is deleted and replaced with the following:

Consultant shall defend, indemnify, and hold harmless Anteris and Anteris’s Affiliates and its officers, directors, employees, agents, successors, and permitted assigns from and against all Losses arising out of or resulting from (i) any bodily injury, death of any person, or damage to real or tangible, personal property resulting from the willful, fraudulent, or grossly negligent acts or omissions of Consultant; (ii) Consultant’s material breach of any representation, warranty, or obligation of Consultant set forth in this Agreement, (iii) the Residential Lease and Consultant’s use of the Residential Premises, and (iv) Consultant’s use of the Office Premises other than as directed by Anteris.

(q)            Section 13.2 is amended to add Consultant’s address for legal notices under the Agreement:

Dr. Chris Meduri

[***]

(r)             The first sentence of Section 13.10 is deleted and replaced with the following:

Each party acknowledges that a breach by a party of Section 7 (Intellectual Property Rights; Ownership), Section 8 (Confidentiality), or the non-compete portions of Section 11 (Non-Compete; Conflicts of Interest) may cause the non-breaching party irreparable damages, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, the non-breaching party will be entitled to seek equitable relief, including a restraining order, injunctive relief, specific performance, and any other relief that may be available from any court, in addition to any other remedy to which the non-breaching party may be entitled at law or in equity.

3.              Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.              Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a)            It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.

(b)            The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c)            This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE EXISTING AGREEMENT, AND AS SUCH EXISTING AGREEMENT IS AMENDED, AND IN THIS SECTION 4 OF THIS AMENDMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF.

5.              Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Minnesota. This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ANTERIS TECHNOLOGIES CORPORATION

By	/s/ Wayne Paterson
Name:	Wayne Paterson
Title:	CEO

CHRISTOPHER MEDURI, M.D.

By	/s/ Christopher Meduri, M.D.
Christopher Meduri, M.D.